Exhibit 10.3

EXECUTIVE EMPLOYMENT AGREEMENT

THIS AGREEMENT effective as of the          day of July, 2005 (the “Effective Date”).

BETWEEN:

SEASPAN SHIP MANAGEMENT LTD.

AND:

GERRY WANG

WHEREAS:

A.	The Executive has been employed by the Company since 2000 and is presently its Chief Executive Officer (“CEO”).

B.	Seaspan Management Services Limited (“SMS”), of which the Company is a subsidiary, has entered or will enter into a management services agreement (the “Management Agreement”) with Seaspan Corporation (“SC”), a Marshall Islands corporation, pursuant to which SMS has agreed to provide ship management and other services to SC.

C.	SMS will enter into a subcontract with the Company pursuant to which the Company will provide the aforesaid ship management and other services to SC and the Executive will act as CEO of SC.

D.	The Executive has agreed to act as CEO of SC.

NOW, THEREFORE in consideration of the terms and conditions set forth below, and the payment of ten dollars by the Company to the Executive, the parties hereto agree as follows:

1.	DEFINITIONS

1.1	In this Agreement:

“Affiliate” means any person who owns or controls, is owned or controlled by, or is under common ownership or control with, the Company.

“Agreement” means this Executive Employment Agreement between the Company and the Executive.

“Benefits” means insured benefit plans and other employee benefits consistent with the policies of the Company customarily applicable to senior executives of the Company.

“Board” means the Board of Directors of the Company.

“Change of Control” has the meaning ascribed to it in Section 10.5 of the Management Agreement.

“Company” means Seaspan Ship Management Ltd. or any successor to its business and/or assets as provided in Section 9.3.

“Competing Business” means any individual, business, firm, company, partnership, joint venture, organization or other entity that competes, or has specific plans to compete, in a material respect, or that owns or controls a significant interest in any entity that competes, or has specific plans to compete in a material respect, directly with the Company or SC with respect to its Containership Business.

“Confidential Information” means information referred to in Section 6.3.

“Containerships” means any ocean-going vessel that is intended to be used primarily to transport containers or is being used primarily to transport containers.

“Containership Business” means the business of chartering or re-chartering Containerships to others and any other lawful act or activity customarily conducted in conjunction therewith.

“Current Term” means either the Initial Term or a Renewal Term within or at the end of which the Executive’s employment is terminated by any of the Company, the Executive, death, Disability or expiry of the term without renewal and extension.

“Disability” means the Executive has one or more illnesses or injuries that have rendered the Executive incapable (mentally, physically or otherwise) of substantially performing the SSML Services or the SC Services on a full-time basis for a period of one hundred twenty (120) consecutive calendar days or a total of one hundred eighty (180) calendar days in any 12-month period, as determined by a physician mutually chosen by the parties.

“Employment Period” means the period from the Effective Date to the Termination Date.

“Executive” means Gerry Wang.

“Good Reason” means the occurrence of any of the following events without the written consent of the Executive:

(1)	any reduction in the Executive’s Salary under this Agreement;

(2)	any material breach by the Company of this Agreement or the Management Agreement;

(3)	the Executive being assigned duties and responsibilities materially inconsistent with those normally associated with his position or there being any material change in the Executive’s title or reporting hereunder, provided that any change contemplated in Sections 2 or 3 of this Agreement will not be Good Reason;

(4)	notice from the Company that the Executive will be required to transfer the Executive’s primary place of employment outside of the metropolitan Vancouver, British Columbia area;

(5)	SC changes its purpose to include the conduct of business in addition to its Containership Business.

(6)	the occurrence of a winding up, dissolution or liquidation of the Company;

(7)	events referenced in 9.3; or

(8)	a Change of Control in SC,

provided that the Executive terminates his employment for Good Reason hereunder within one hundred twenty (120) days from the date that he has actual notice of such reduction, change, material breach, transfer or event.

“Initial Term” means the period beginning on the Effective Date and ending on December 31, 2008.

“Just Cause” means conduct of the Executive that constitutes just cause to terminate the Executive’s employment without any notice or compensation in lieu of notice at common law the occurrence or existence of any of the following events:

(1)	the Executive’s gross negligence in performing the SSML Services or the SC Services or the Executive’s willful, material failure to comply with any lawful directive of the Board unless written notice stating the basis for the termination is provided to the Executive and the Executive is given at least thirty (30) days to cure the neglect or conduct that is the basis of such claim and, if the Executive fails to cure such neglect or conduct (or such neglect or conduct is incurable), the Executive shall have an opportunity to be heard before the full Board (at which the Executive may be accompanied by counsel) and, after such hearing, there is a majority vote of all members of the Board (excluding the Executive) to terminate the Executive’s employment for Just Cause which vote is communicated to the Executive in writing;

(2)	the Executive’s willful, material breach of this Agreement or the Management Agreement unless written notice stating the basis for the termination is provided to the Executive and the Executive is given at least thirty (30) days to remedy the breach that is the basis of such claim and, if the Executive fails to remedy such breach (or such breach cannot be remedied), the Executive shall have an opportunity to be heard before the full Board (at which the Executive may be accompanied by counsel) and, after such hearing, there is a majority vote of all members of the Board (excluding the Executive) to terminate the Executive’s employment for Just Cause which vote is communicated to the Executive in writing;

(3)	the Executive having been convicted of, or having entered a guilty plea or settlement admitting guilt for, any crime, which commission, conviction, plea or settlement results in a Material Adverse Effect except where the Executive has been convicted of (or pleads nolo contendere to) a felony relating to environmental or shipping laws absent an international, criminal act by the Executive;

(4)	the Executive having been the subject of any order, judicial or administrative, obtained or issued by a securities commission, for, any securities violation involving fraud or other moral turpitude, which results in a Material Adverse Effect;

provided that the Company terminates the Executive’s employment within one hundred twenty (120) days from the date the Company has actual notice of such gross negligence, failure, breach, order or event. The Company acknowledges that the Executive is obligated to act in the best interest of SC during the period that the Executive performs the SC Services. Accordingly, any conduct of the Executive that would otherwise constitute Just Cause will not constitute Just Cause if the Executive can demonstrate that the conduct was carried on reasonably in fulfillment of the obligations of the Executive to SC. Any conduct of the Executive that would constitute Just Cause for SC to terminate the employment of the Executive if the Executive were employed by SC, will be Just Cause.

“Material Adverse Effect” means a material consequential negative effect on the financial conditions or operations of the Company, or a materially injurious and continuing effect on the reputation of the Company.

“Renewal Date” means December 31, 2008 and December 31 of each succeeding year.

“Renewal Term” means the period of twelve (12) months following the Renewal Date.

“Salary” means the salary of the Executive as set out in Section 4.1 of the Agreement.

“SC Services” means those services referred to in Section 2.3.

“Search Period” means the period of time reasonably required by the Company to identify and hire a replacement for the Executive hereunder and acceptable to SC so that the Company can meet its obligations to provide the CEO for SC pursuant to the Management Agreement.

“Severance Payment” means a lump sum cash payment, payable within thirty (30) days after the Termination Date, in an amount equal to the Salary the Executive would have been entitled to had the Executive remained an employee of the Company for the remainder of the Current Term.

“SSML Services” means those services set out in Section 2.2.

“Termination Date” means the earliest of:

(a)	if the Company terminates the employment of the Executive, the date on which the Company advises the Executive that the employment of the Executive is terminated, or if later, the date that the Company advises the Executive will be the date of termination of employment for the Executive;

(b)	if the Executive terminates the employment, the last day of active employment of the Executive;

(c)	the date of death of the Executive; and

(d)	if the Executive’s employment terminates by reason of the expiry and non-renewal of the Initial Term or Renewal Term and is not earlier terminated by the Company, December 31 of the year in which notice of non-renewal is provided pursuant to Section 3.1.

“Vacation” means the Executive’s entitlement to paid vacation set out in Section 4.3(c).

2.	POSITION AND SERVICES

2.1	Employment by the Company

The Company will continue to employ the Executive, and the Executive will serve the Company, on the terms and conditions set out herein.

2.2	Appointment as CEO of the Company

Subject to Section 2.5 of this Agreement, during the Employment Period the Executive will hold the position of CEO of the Company and will have the powers and authorities customarily associated with such office, will perform the duties and responsibilities normally or usually associated with the position of CEO of the Company and will perform such other duties as may from time to time reasonably be delegated to the Executive by the Company (the “SSML Services”). The Executive will perform the SSML Services competently, efficiently and with due care and, except as provided in Sections 2.4 and 2.5, the Executive will act in the best interest of the Company.

2.3	Appointment as CEO of SC

From the Effective Date until the date determined in accordance with Section 5, the Executive also will hold the position of CEO of SC and will have the powers and authorities customarily associated with such office, will perform the duties and responsibilities associated with the position of CEO of SC and will perform such other duties as may from time to time reasonably be delegated to the Executive by SC (the “SC Services”). The Executive will perform the SC Services competently, efficiently and with due care and will act in the best interest of SC.

2.4	Devotion of Time

The Executive will devote substantially all of his normal business time and attention to the business of SC and the Company may delegate the performance of the SSML Services as necessary in consultation with the Board.

2.5	Conflict in Interests

If, during the period that the Executive is performing the SC Services, the interests of the Company and SC conflict, then despite Section 2.2 of this Agreement, the Executive will act in the best interests of SC and any action or inaction by the Executive in fulfilling his obligations to SC will not be a breach of this Agreement. The Executive will promptly notify the Board of any such conflict and the Company may, from time to time and in its sole discretion, require that the Executive not perform all or some of the SSML Services for a definite or indefinite period of time. If such an event occurs, the Executive will continue to be employed by the Company and will continue to provide the SC Services. In its sole discretion, the Company may have the SSML Services performed by another person or persons during any such period. Such an event will not constitute a constructive dismissal of the Executive or be Good Reason. The Company will continue to provide the Executive with the compensation set out in Section 4.

2.6	Outside Employment

The Executive will not hold any type of outside employment, engage in any type of consulting or otherwise render services to or for any Competing Business without the advance written approval of the Board. The Executive may serve on corporate, civic, or charitable boards or committees and may manage his personal passive investments provided that any such activity does not interfere with the ability of the Executive to fulfill his obligations under this Agreement.

2.7	Location of Offices

The Company will maintain its principal executive offices at a location in the greater Vancouver, British Columbia metropolitan area. The Executive acknowledges that the effective performance of the SSML Services and the SC Services will require that he travel from time to time.

2.8	Fiduciary Obligation

The Executive acknowledges that by virtue of the employment contemplated by this Agreement, the Executive will be in a fiduciary relationship with the Company and SC and will owe fiduciary obligations to the Company and SC. The provisions of this Agreement are in addition to and do not amend, replace or otherwise reduce those obligations.

3.	TERM

3.1	Initial Term

The initial term of this Agreement will be from the Effective Date to December 31, 2008 (the “Initial Term”). On December 31, 2008 and on December 31 of each succeeding year, this Agreement will automatically renew and extend for a period of twelve (12) months from the Renewal Date, unless written notice of non-renewal is delivered from one party to the other during the period beginning two hundred ten (210) days prior to the Renewal Date and concluding one hundred eighty (180) days prior to such Renewal Date. If such written notice of non-renewal is delivered from one party to the other, the employment of the Executive will terminate on December 31 of the year in which such notice is delivered.

3.2	Termination During Term

Notwithstanding any other provision contained in this Agreement, the employment of the Executive under this Agreement may be terminated in accordance with Section 5 at any time during the Initial Term or any Renewal Term.

3.3	Termination of the SC Services

After the Executive is directed to cease performing the SC Services, the Executive will continue to be employed by the Company to provide the SSML Services. Such event will not constitute a constructive dismissal of the Executive or be Good Reason. The Company will continue to provide the Executive with the compensation set out in Section 4.

4.	COMPENSATION AND BENEFITS

4.1	Salary

The Company will pay to the Executive an annual salary of US$600,000 (the “Salary”), less appropriate deductions and withholdings, payable on not less than a monthly basis, in accordance with the Company’s customary payroll practices for executive salaries. The Board will review the Salary from time to time during the Employment Period and may, in its sole discretion, increase the Salary. The Salary, as increased, may not be reduced without the written consent of the Executive.

4.2	Bonuses

The Executive will receive such bonuses, if any, as the Board determines in its sole discretion to pay the Executive. If the Board establishes a bonus program for executives, (a) the Executive will be entitled to participate in such program on a similar basis as other senior executives of the Company, provided that the terms and conditions of his participation may reflect the duties, responsibilities and expectations of the Executive as CEO of the Company; and (b) the Board will have the right on providing the Executive not less than 12 months reasonable notice thereof in writing to amend or discontinue such bonus program at any time in its sole discretion. The Executive will be eligible for and receive bonuses in accordance with any bonus plan, stock option plan, long term incentive or restricted share plan of SC.

4.3	Benefits

During the Employment Period:

(a)	the Company will provide parking, at no cost to the Executive, within reasonable proximity to the Company’s primary office location and the Executive will be responsible for any tax obligations arising from such parking;

(b)	the Company will make available to the Executive the Benefits, provided the Executive meets the eligibility requirements and other terms, conditions and restrictions of the Benefits; and

(c)	the Executive will be entitled to 5 weeks paid vacation during each calendar year (the “Vacation”), prorated for the 2005 year to reflect employment for less than the full year.

4.4	Expenses

(a)

The Company will reimburse the Executive for all reasonable business and entertainment expenses incurred by the Executive in connection with the performance of the Executive’s duties hereunder. The Executive will account for such expenses in accordance with the Company’s regular reimbursement procedures and practices in effect from time to time.

(b)	The Company will promptly reimburse the Executive for all of the Executive’s reasonable legal fees and expenses incurred in connection with the negotiation and documentation of this Agreement.

4.5	No Other Compensation

The Executive is not entitled to any other compensation in respect of the SSML Services or the SC Services other than the compensation set out in Section 4 of this Agreement.

5.	TERMINATION

5.1	Termination by the Company

The Company, in its sole discretion and at any time, may terminate the employment of the Executive:

(a)	for Just Cause; or

(b)	without Just Cause subject to providing the payments and benefits required by Section 5.2 or 5.4(b) of this Agreement as applicable;

in which case the Executive will be entitled to Salary, Benefits and an amount equal to the Salary in lieu of outstanding Vacation entitlement payable up to the Termination Date.

5.2	Payments in the Event of Termination Without Cause

If the employment of the Executive is terminated by the Company without Just Cause (and not by reason of Disability or after receiving notice of resignation (not for Good Reason) pursuant to Section 5.3(b) of this Agreement), the Company will pay the Executive the Severance Payment forthwith at the date of termination as a lump sum as the Executive requires and the Company will continue the participation of the Executive in the Benefits, except disability benefits, for the remainder of the Current Term, subject to the terms of the Benefits plans, but without set-off, deduction nor any other reduction or claim whatsoever.

5.3	Termination by Executive

(a)	The Executive may resign from employment (not for Good Reason) by providing to the Company 3 months’ prior written notice of resignation, except that if the resignation is proffered during the Initial Term, it will not be effective until the Search Period has concluded successfully.

(b)	The Executive may terminate the Executive’s employment with the Company at any time for Good Reason.

(c)	If the Executive terminates the Executive’s employment for Good Reason, the Company will pay the Executive the Severance Payment, forthwith at the date of termination as a lump sum as the Executive requires but without setoff, deduction nor any other reduction or claim whatsoever.

5.4	Death and Disability

(a)	Death. If the Executive dies during the Employment Period, the employment of the Executive will terminate as of the date of death and the Company will pay forthwith to the estate of the Executive the Salary, Benefits and an amount equal to the Salary in lieu of outstanding Vacation entitlement payable up to the Termination Date. In addition, the Company will pay to the estate of the Executive the Severance Payment forthwith provided that the amount of the Severance Payment will not be less than the annual Salary.

(b)	Disability. If the Company terminates the Executive’s employment by reason of Disability, the Company will pay the Executive continued Salary payments for the longer of the remainder of the Current Term and one (1) year from the Termination Date (the “Disability Term”) without setoff, deduction nor any other reduction or claim whatsoever. The Executive will continue to participate in the Benefits for the one (1) year period immediately following the Termination Date, subject to the terms and conditions of the Benefits plans without setoff, deduction, nor any other reduction or claim whatsoever.

5.5	Expiry of the Initial Term or a Renewal Term

If written notice of non-renewal is delivered from one party to the other within the time set out in Section 3.1, the employment of the Executive will terminate on December 31 of the Initial Term or Renewal Term and the Company will pay to the Executive up to December 31 the Salary and Benefits payable.

5.6	Termination of Obligations

In the event of termination of the employment of the Executive by the Company, by the Executive, by expiry of the Initial Term or a Renewal Term without renewal or extension or otherwise, all obligations of the Company to the Executive will terminate except as specifically set forth in Section 5 of this Agreement and the Company will have no further obligation or liability for any claim, action or demand, whether at common law or under any legislation from time to time applicable and in force or otherwise for damages or loss sustained by the Executive arising out of the employment of the Executive by the Company or the termination or cessation of that employment.

5.7	No Duty to Mitigate

Notwithstanding any term or condition of this Agreement to the contrary, the Executive shall have no duty to mitigate the Severance Payments and such Severance Payments shall not be subject to reduction, offset or repayment for any other compensation received by the Executive from employment in any capacity or other source following the termination of the Executive’s employment with the Company or on account of any claim the Company, SC and its Affiliates may have against the Executive.

6.	CONFLICTS OF INTEREST, CONFIDENTIALITY, AND DEFENSE OF CLAIMS

6.1	Conflicts of Interest

During the Employment Period the Executive will promptly disclose to the Board any conflict of interest involving the Executive, upon the Executive becoming aware of such conflict.

6.2	Confidentiality

The Executive acknowledges that in the course of carrying out, performing and fulfilling the Executive’s obligations to the Company and SC, the Executive will have access to and be entrusted with Confidential Information of the Company and SC, and that the disclosure of such information to competitors, suppliers or clients of the Company or of SC or to the general public would be detrimental to the best interests of the Company and SC. All Confidential Information, and every portion thereof, constitutes the valuable intellectual property of the Company or SC, their respective customers, or third parties. The Executive further acknowledges the importance of maintaining the security and confidentiality of the Confidential Information. Upon termination of the Employment Period, the Executive will return any Confidential Information in his possession to the Company and SC except that the Executive shall be entitled to retain:

(a)	papers and other materials of a personal nature, including but not limited to, photographs, correspondence, personal diaries, calendars and Rolodexes, personal files and phone books,

(b)	information showing the Executive’s compensation or relating to reimbursement of expenses,

(c)	information that the Executive reasonably believes may be needed for tax purposes,

(d)	copies of plans or programs relating to the Executive’s employment, or termination thereof, with the Company or SC, and

(e)	minutes, presentation materials and personal notes from any meeting of the Board, or any committee thereof, while the Executive was a member of the Board (provided the Executive keeps such Board materials and personal notes relating to the Board or committee meetings confidential in accordance with this Section 6).

If the Executive retains any of the documents upon the termination of the Employment Period set out in (a) to (e) above, the Executive will provide a copy of such document to the Company.

6.3	Confidential Information

(a)

For the purpose of this Agreement “Confidential Information” includes, but is not limited to, trade secrets, know-how, processes, drawings, formulas, standards, product specifications, marketing plans and techniques, strategic plans, cost figures, assets, all client or customer information (including without limitation their names, preferences, financial information, physical and e-mail addresses and contact numbers), all systems hardware and software applications, all software/systems source and object codes, data, documentation, program files, flow charts, and all operational procedures of both the Company and SC.

(b)	All Confidential Information provided to the Executive is subject to this Agreement whether provided directly to the Executive or not and whether inadvertently disclosed to the Executive or not.

(c)	Despite Section 6.3(a) of this Agreement, “Confidential Information” does not include information which the Executive can prove is information which is in the public domain at the date of disclosure to the Executive, or which thereafter enters the public domain through no fault of the Executive (but only after it enters the public domain) provided that any combination of information that is Confidential Information will not be included within the exception merely because individual parts of the information were within the public domain unless the combination itself was in the public domain.

6.4	Restriction

(a)	Except as may be expressly required in the course of carrying out the Executive’s duties under this Agreement, the Executive will (1) keep the Confidential Information and all documentation and information relating thereto strictly confidential, and (2) not disclose any Confidential Information to any person or use or exploit, directly or indirectly, any Confidential Information for any purpose other than the proper purposes of the Company or SC or in any manner detrimental to the Company or SC either during the Employment Period or at any time thereafter.

(b)	Despite Section 6.4(a) of this Agreement, if the Executive is requested or required by any law, regulation or rule, or any legal, regulatory or administrative process to disclose any Confidential Information, the Executive shall promptly, if legally permitted, notify the Company and, if the request or requirement relates to Confidential Information of SC during the period when the Executive is performing the SC Services, in writing of such request or requirement so that the Company or SC may seek an appropriate protective order or other relief. The Executive will not oppose any effort by the Company or SC to resist or narrow such request or to seek a protective order or other appropriate remedy. In any case, the Executive will:

(i)	disclose only that portion of the Confidential Information that, according the advice of his counsel, he is legally compelled or otherwise required to disclose;

(ii)	use his reasonable efforts (at the expense of the Company or SC) to obtain assurances that such Confidential Information will be treated confidentially; and

(iii)	if legally permitted, notify the Company and, if applicable, SC in writing as soon as reasonably practicable of the Confidential Information so disclosed.

6.5	Defense of Claims

The Executive will, during the Employment Period and for a period of twenty four (24) months after the Termination Date, upon request from the Company or SC, cooperate with the Company, SC and their

Affiliates in the defense of any claims or actions that may be made by or against the Company, SC or any of their Affiliates that relate to the SSML Services or the SC Services, except if the Executive’s reasonable interests are adverse to the Company, SC or their Affiliates in such claim or action. The Company will pay the Executive reasonable compensation for his time expended at a rate per diem therefore no less than the Salary per diem to meet his obligations hereunder and pay or reimburse the Executive for all of the Executive’s reasonable travel and other direct expenses incurred or to be reasonably incurred, to comply with the Executive’s obligations under this Section, against appropriate documentation of such expenses.

7.	RESTRICTIVE COVENANT AGREEMENT

7.1	Restrictive Covenant Agreement

On the Effective Date, the Executive will enter into a restrictive covenant agreement with the Company and SC in substantially the form attached hereto as Schedule A.

7.2	Value and Reasonableness

The Executive agrees and acknowledges the restrictive covenant agreement is given for good and valuable consideration (receipt of which is hereby acknowledged) and that by reason of the Executive’s unique knowledge of and association with the business of the Company, the scope of this covenant as to activity, time and area is reasonable and commensurate with the protection of the legitimate interests of the Company and SC.

8.	INDEMNIFICATION AND INSURANCE

8.1	Indemnity

The Company will indemnify, defend and hold harmless the Executive to the fullest extent permitted by law from and against any and all losses, claims, demands, costs, damages, liabilities, joint or several, expenses of any nature (including reasonable legal fees and disbursements), judgments, fines, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, in which the Executive may be involved, or threatened to be involved as a party or otherwise, relating to the performance or non-performance of any act concerning the activities of the Company or SC if the Executive acted in good faith and the Executive’s conduct did not constitute gross negligence, willful misconduct or knowing violation of law in any material respect. Expenses (including reasonable legal fees and disbursements) incurred by the Executive in defending a proceeding will be secured, advanced or paid by the Company or necessary retainers will be funded in advance as required (in such capacity, the “Indemnitor”) in advance of the final disposition and throughout the currency of such proceeding, as incurred, including any appeal therefrom, upon receipt of an undertaking satisfactory to the Indemnitor by or on behalf of the Executive to repay such amount in the event of a final determination that the Executive is not entitled to be indemnified by the Indemnitor. Any indemnification provided hereunder will be satisfied solely out of the assets of the Indemnitor as an expense of the Indemnitor.

8.2	Directors’ and Officers’ Liability Insurance

The Company will use its reasonable best efforts to ensure that SC purchases and maintains insurance that the Company reasonably determines to be adequate in respect of liabilities of the types described in Section 8.1, which insurance will cover the Executive in his capacity as a director and officer of SC.

9.	GENERAL PROVISIONS

[NTD: To be made consistent with other agreements]

9.1	Enforceability and Severability

It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement is adjudicated to be invalid or unenforceable, such provision will be deemed amended to delete therefrom the portion thus adjudicated as invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

9.2	Remedies

In the event of a breach or threatened breach by the Executive of the provisions of Section 6 or 7 of this Agreement, the Company will be entitled to an injunction restraining the Executive from such breach. Nothing contained herein will be construed as prohibiting the Company from pursuing any other remedies available at law or equity for such breach or threatened breach of this Agreement nor limiting the amount of damages recoverable in the event of a breach or threatened breach by the Executive of the provisions of Section 6 or 7 of this Agreement. Without limiting the generality of the foregoing, the Executive acknowledges that, in the event of a breach or threatened breach by him of any of the provisions of Section 6 or 7 of this Agreement, the damages of the Company may exceed the amount paid to the Executive pursuant to this Agreement.

9.3	Assignment and Benefit

The Executive will not assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the Company. This Agreement will inure to the benefit of and be enforceable by the Executive’s successors and legal representatives and the Company and its successors and permitted assigns. The Company may not assign its obligations under this Agreement without the written consent of the Executive whether in connection with a merger, consolidation, asset sale or other transaction involving the sale or other transfer of all or substantially all of the business and assets of the Company.

9.4	Entire Agreement

This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings, whether oral or written and whether express or implied, between the parties hereto. The Executive acknowledges and agrees that any prior agreements or representations, whether oral or written and whether express or implied, between the

Executive and the Company, are hereby terminated and the Executive has no rights or entitlements under or arising from any such prior agreements or representations against the Company.

9.5	Notices

All notices, requests and other communications to any party hereunder will be in writing and sufficient if delivered personally or sent by telecopy (with confirmation of receipt) or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Company, at:

If to the Executive, at:

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Each such notice, request or communication will be deemed to have been given when received or, if given by mail, when delivered at the address specified in this Section or on the fifth business day following the date on which such communication is posted, whichever occurs first.

9.6	Amendments and Waivers

No modification, amendment or waiver of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, will be effective unless it is in writing and signed by the parties hereto. Such modification, amendment, waiver or consent will be effective only in the specific instance and for the purpose for which given.

9.7	Headings

Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.

9.8	Counterparts

This Agreement may be executed in counterparts, and each such counterpart hereof will be deemed to be an original instrument, but all such counterparts together will constitute but one agreement.

9.9	Canadian Dollars

All dollar amounts referred to herein will be in lawful currency of Canada.

9.10	Governing Law

This Agreement and its application and interpretation will be governed exclusively by the laws of British Columbia and the laws of Canada applicable in British Columbia.

9.11	Attornment

Each party will submit to the jurisdiction of the Supreme Court of British Columbia and all Courts having appellate jurisdiction thereover in any suit, action or other proceeding arising out of or relating to this Agreement commenced in such Court by one party against the other party (a “Permitted Action”), and each party waives and will not assert by way of motion as defense or otherwise in any Permitted Action, any claim that:

(a)	such party is not subject to the jurisdiction of such Court;

(b)	such Permitted Action is brought in an inconvenient forum;

(c)	the venue of such Permitted Action is improper; or

(d)	any subject matter of such Permitted Action may not be enforced in or by such Court.

In any suit or action brought to obtain a judgment for the recognition or enforcement of any final judgment rendered in a Permitted Action no party to this Agreement will seek, other than by way of appeal, in any Court of any jurisdiction any review pertaining to the merits of any Permitted Action, whether or not such party appears in or defends the Permitted Action.

9.12	Independent Legal Advice

The Executive hereby acknowledges that the Executive has had the opportunity to obtain independent legal advice regarding this Agreement.

9.13	Survival

Wherever appropriate to the intentions of the parties to this Agreement, the respective rights and obligations of the parties, including but not limited to Sections 5, 6, 7, 8 and 9 of this Agreement will survive the Termination Date and will continue in full force and effect.

9.14	Collection and Use of Personal Information

The Executive acknowledges that the Company and SC will collect, use and disclose health and other personal information for employment and business related purposes. The Executive consents to the Company and SC collecting, using and disclosing health and other personal information of the Executive for employment and business related purposes in accordance with the privacy policy of the Company and SC.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SEASPAN SHIP MANAGEMENT LTD.

Per:
	Authorized Signatory	GERRY WANG

SCHEDULE A

FORM OF RESTRICTIVE COVENANT AGREEMENT

THIS AGREEMENT effective as of the          day of                     , 2005 (the “Effective Date”).

AMONG:

SEASPAN CORPORATION

(“SC”)

AND:

SEASPAN SHIP MANAGEMENT LTD.

(the “Manager”)

AND:

GERRY WANG

(the “Executive”)

WHEREAS:

A.	On or about the Effective Date, the Executive entered into an executive employment agreement (the “Employment Agreement”) with the Manager;

B.	Pursuant to the terms of the Employment Agreement, the Executive agreed to hold the position of Chief Executive Officer (“CEO”) of the Manager and of SC; and

C.	The Manager and SC wish to limit the activities of the Executive on the terms and conditions set out in this agreement (the “Agreement”) to prohibit him from engaging in any activity that may compete with the business of SC.

NOW, THEREFORE in consideration of the terms and conditions set forth below, and other good and valuable consideration (the receipt of which is hereby acknowledged), the parties hereto agree as follows:

1.	ACKNOWLEDGMENT

The Executive hereby acknowledges that he has received and reviewed the omnibus agreement (the “Omnibus Agreement”) dated                     , 2005 between, among others, the Manager and SC and that he is aware of the terms and conditions of the Omnibus Agreement, including but not limited to Section 2 (Restricted Business Opportunities).

2.	COVENANTS

During the term of the Employment Agreement and for (a) the period for which the Manager is bound by the terms of the Omnibus Agreement if the services provided by the Executive to SC are terminated by either the Manager or the Executive in accordance with the terms of the Employment Agreement but the Executive continues to be employed by the Manager, or (b) a period of two years from the date of termination if the services provided by the Executive to the Manager are terminated by either the Manager or the Executive in accordance with the terms of the Employment Agreement, the Executive will:

(a)	not engage in any activity that the Manager is prohibited from engaging in pursuant to the terms of the Omnibus Agreement; and

(b)	be bound by the terms of the Omnibus Agreement as if he were one of the “Seaspan Entities” as defined in the Omnibus Agreement.

3.	GENERAL PROVISIONS

3.1	Enforceability and Severability

It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement is adjudicated to be invalid or unenforceable, such provision will be deemed amended to delete therefrom the portion thus adjudicated as invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.

3.2	Remedies

In the event of a breach or threatened breach by the Executive of this Agreement, the Manager or SC will be entitled to an injunction restraining the Executive from such breach. Nothing contained herein will be construed as prohibiting the Manager or SC from pursuing any other remedies available at law or equity for such breach or threatened breach of this Agreement nor limiting the amount of damages recoverable in the event of a breach or threatened breach by the Executive of this Agreement. Without limiting the generality of the foregoing, the Executive acknowledges that, in the event of a breach or threatened breach by him of any of the provisions of this Agreement, the damages of the Manager or SC may exceed the amount paid to the Executive pursuant to this Agreement.

3.3	Assignment and Benefit

The Executive will not assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the Manager and SC. This Agreement will inure to the benefit of and be enforceable by the Executive’s successors and legal representatives and the Manager and SC and their respective successors and permitted assigns. Neither the Manager nor SC may assign its obligations under this Agreement without the written consent of the Executive whether in connection with a merger, consolidation, asset sale or other transaction involving the sale or other transfer of all or substantially all of the business and assets of the Manager or SC.

3.4	Entire Agreement

This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements or understandings, whether oral or written and whether express or implied, between the parties hereto. The Executive acknowledges and agrees that any prior agreements or representations, whether oral or written and whether express or implied, between the Executive, the Manager and SC, are hereby terminated and the Executive has no rights or entitlements under or arising from any such prior agreements or representations against the Manager or SC.

3.5	Notices

All notices, requests and other communications to any party hereunder will be in writing and sufficient if delivered personally or sent by telecopy (with confirmation of receipt) or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Manager, at:

If to SC, at:

If to the Executive, at:

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Each such notice, request or communication will be deemed to have been given when received or, if given by mail, when delivered at the address specified in this section or on the fifth business day following the date on which such communication is posted, whichever occurs first.

3.6	Amendments and Waivers

No modification, amendment or waiver of any provision of, or consent required by, this Agreement, nor any consent to any departure herefrom, will be effective unless it is in writing and signed by the parties hereto. Such modification, amendment, waiver or consent will be effective only in the specific instance and for the purpose for which given.

3.7	Headings

Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Agreement.

3.8	Counterparts

This Agreement may be executed in counterparts, and each such counterpart hereof will be deemed to be an original instrument, but all such counterparts together will constitute but one agreement.

3.9	Governing Law

This Agreement and its application and interpretation will be governed exclusively by the laws of British Columbia and the laws of Canada applicable in British Columbia.

3.10	Attornment

Each party will submit to the jurisdiction of the Supreme Court of British Columbia and all Courts having appellate jurisdiction thereover in any suit, action or other proceeding arising out of or relating to this Agreement commenced in such Court by one party against the other party (a “Permitted Action”), and each party waives and will not assert by way of motion as defense or otherwise in any Permitted Action, any claim that:

(a)	such party is not subject to the jurisdiction of such Court;

(b)	such Permitted Action is brought in an inconvenient forum;

(c)	the venue of such Permitted Action is improper; or

(d)	any subject matter of such Permitted Action may not be enforced in or by such Court.

In any suit or action brought to obtain a judgment for the recognition or enforcement of any final judgment rendered in a Permitted Action no party to this Agreement will seek, other than by way of appeal, in any Court of any jurisdiction any review pertaining to the merits of any Permitted Action, whether or not such party appears in or defends the Permitted Action.

3.11	Independent Legal Advice

The Executive hereby acknowledges that the Executive has had the opportunity to obtain independent legal advice regarding this Agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the Effective Date.

SEASPAN CORPORATION

Per:
	Authorized Signatory	GERRY WANG

SEASPAN SHIP MANAGEMENT LTD.

Per:
Authorized Signatory